PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF NOVEMBER 30, 2002
(in millions, except share amounts)

November, 2002
ASSETS
Current Assets
Cash and cash equivalents	$ 4,144
Accounts receivable:
Customers (net of allowance for doubtful accounts of $57 million)	1,558
Related parties	34
Regulatory balancing accounts	144
Inventories:
Gas stored underground and fuel oil	189
Materials and supplies	120
Prepaid expenses and other	89
Total current assets	6,278

Property, Plant, and Equipment
Electric	18,844
Gas	8,064
Construction work in progress	415
Total property, plant, and equipment (at original cost)	27,323
Accumulated depreciation and decommissioning	(13,431)
Net property, plant, and equipment	13,892

Other Noncurrent Assets
Regulatory assets	1,979
Nuclear decommissioning trust funds	1,302
Other	1,810
Total noncurrent assets	5,091
TOTAL ASSETS	$ 25,261

LIABILITIES AND EQUITY
Liabilities
Accounts payable
Trade creditors	$ 342
Related parties	113
Regulatory Balancing Accounts	514
Other	228
Accrued taxes	703
Rate reduction bonds	1,449
QUID's	-
Deferred income taxes	1,140
Deferred tax credits	144
Pre-petition secured debt	3,125
Pre-petition liabilities	3,804
Pre-petition financing debt	5,695
Other liabilities	3,387
Total liabilities	20,644

Preferred Stock With Mandatory Redemption Provisions	137

Stockholders' Equity
Preferred stock without mandatory redemption provisions
Nonredeemable--5% to 6%, outstanding 5,784,825 shares	145
Redeemable--4.36% to 7.04%, outstanding 5,973,456 shares	149
Common stock, $5 par value, authorized 800,000,000 shares;
issued 321,314,760 shares	1,606
Additional paid in capital	1,964
Reinvested earnings (Accumulated deficit)	616
Total stockholders' equity	4,480

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 25,261

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF NOVEMBER 30, 2002

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

3

Cash and cash equivalents have been reduced for uncleared checks.  On the balance sheet included with the Utility's Annual Report, Form 10-K and 10-Q, uncleared checks are treated as an accounts payable liability.

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED NOVEMBER 30, 2002
AND THE TWENTY MONTHS ENDED NOVEMBER 30, 2002
(in millions)
		Case to date
	Month	twenty months
	ended	ended
	November 30, 2002	November 30, 2002
OPERATING REVENUES	$ 542	$ 17,527

OPERATING EXPENSES:
Cost of Electric Energy	152	1,707
Cost of Gas	101	1,742
Operating and Maintenance	290	4,767
Depreciation, Decommissioning, and Amortization	103	1,744
Total Operating Expenses	646	9,960

OPERATING INCOME (LOSS)	(104)	7,567

Interest Income (Expense)	(70)	(1,507)
Professional Fees	(4)	(52)
Other Income and (Expense)	1	(12)

PRE-TAX INCOME (LOSS)	(177)	5,996

Income Taxes	(72)	2,327

EARNINGS (LOSS)	(105)	3,669

Preferred Dividend Requirement	2	42

EARNINGS (LOSS) AVAILABLE FOR (ALLOCATED TO) COMMON STOCK	$ (107)	$ 3,627

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED NOVEMBER 30, 2002
AND THE TWENTY MONTHS ENDED NOVEMBER 30, 2002

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

The results for the month of November 2002 are not indicative of future earnings. Future earnings could differ materially.

3

These unaudited financial statements were prepared using certain assumptions and estimates, including the estimated amount payable to the California Department of Water Resources (DWR).  The estimated amount recorded is subject to revision and actual results could differ materially.  Revenues collected on behalf of the DWR and the related costs are not reflected in these unaudited financial statements as Pacific Gas and Electric Company is a collection agent for the DWR.

4	Case to date results reflect the entire twenty month period ended November 30, 2002. The bankruptcy petition date is April 6, 2001.